UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

September 3, 2008
Date of Report (Date of earliest event reported)

EESTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32863	33-0922627
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1105 North Market Street, Suite 1300
Wilmington, Delaware, 19801

(Address of principal executive offices and zip code)

(302) 427 2360
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Definitive Agreement.

Share Swap Agreement

On September 24, 2007, EESTech, Inc. (the “Company”) entered into a Share Swap Agreement (the “Agreement”) with HTC Hydrogen Technologies Corp. (now known as HTC Purenergy, Inc., referred to herein as “HTC”) regarding the acquisition of HTC’s wholly-owned Australian subsidiary CO2 Technologies Pty Ltd (“CO2”). The Company disclosed its entry into the Agreement, and filed a copy of the Agreement, on September 24, 2007 through the filing of a Form 8-K pursuant to Items 1.01 and 9.01 (the “Filing”), which Filing is incorporated herein by reference. All capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Filing.

As disclosed in the Filing, the Company acquired all of the Shares of CO2, in exchange for the Company Stock. HTC has sought the approval of the the Company to amend the current exclusive license to commercialize the CSS Technology described in the Filing, which had been granted by HTC to CO2 prior to the completion of the transactions contemplated by the Agreement, so as to permit HTC to grant a worldwide licence for the commercialization of the CSS Technology to two other parties not related to the Company or CO2. Those parties are: Doosan Babcock Energy Limited (“DBEL”), a company incorporated in England, and Doosan Heavy Industries & Construction Co., Ltd. (“DHI”), a company incorporated in Korea (the “Doosan License”).

As of the date of this filing, the Company has entered into a Deed of Amendment to the Agreement (the “Amendment”) pursuant to HTC’s request. In exchange for the Company agreeing to amend the exclusive license to commercialize the CSS Technology described in the Filing, HTC has agreed to return 5,000,000 shares of the Company Stock to EESTech, which EESTech will redeem without the need for any monetary payment. In addition HTC and the Company have agreed to enter into a royalty sharing agreement in relation to any use by DBEL and DHI of the CCS Technology in the regions outlined in the Filing.

Item 9.01	Financial Statements and Exhibits.

d)	Other Exhibits

10.1	Deed of Amendment to the Share Swap Agreement, executed as of September 3, 2008, between the Company and HTC Purenergy Inc. (f/k/a HTC Hydrogen Technologies Corp.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EESTECH, INC.

Date: September 8, 2008	By:	/s/ Murray Bailey
Name: Murray Bailey
Title: President